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Filed Pursuant to Rule 424b2
Registration No. 333-128517

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 20, 2005)

         $425,000,000

6.40% Senior Secured Notes due 2017

        Union Electric Company, doing business as AmerenUE, is offering $425,000,000 principal amount of its 6.40% Senior Secured Notes due 2017, referred to in this prospectus supplement as the "senior secured notes." The senior secured notes will mature on June 15, 2017. We will pay interest on the senior secured notes on June 15 and December 15 of each year. The first such payment will be made on December 15, 2007. The senior secured notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may at any time and from time to time redeem all or a portion of the senior secured notes at the make-whole redemption price set forth in this prospectus supplement under "Description of Senior Secured Notes—Redemption."

        Until the release date, the senior secured notes will be secured by a series of our first mortgage bonds, referred to as the "senior note mortgage bonds", issued and delivered by us to the trustee under the senior secured indenture. Accordingly, until the release date, the senior secured notes will be secured ratably with our first mortgage bonds in the collateral pledged to secure such bonds. The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than the senior note mortgage bonds issued in this offering, all other outstanding senior note mortgage bonds or other first mortgage bonds with similar release provisions securing other indebtedness, have been retired. On the release date, the senior secured notes will cease to be secured by the senior note mortgage bonds, will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in the accompanying prospectus.

        Investing in our senior secured notes involves risks. See "Risk Factors" on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)	Discounts and Commissions to Underwriters	Proceeds, Before Expenses, to Union Electric Company
Per senior secured note	99.912%	0.65%	99.262%
Total	$424,626,000	$2,762,500	$421,863,500

(1) Plus accrued interest from June 15, 2007, if settlement occurs after that date.

        The underwriters expect to deliver the senior secured notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, Luxembourg, against payment in New York, New York on or about June 15, 2007.

Joint Bookrunners

BNY Capital Markets, Inc.	Goldman, Sachs & Co.	UBS Investment Bank

June 12, 2007

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus supplement, references to "we," "us" and "our" are to Union Electric Company, doing business as AmerenUE.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the senior secured notes we are offering and the related senior note mortgage bonds securing the senior secured notes. The second part, the base prospectus, gives more general information, some of which may not apply to the senior secured notes we are offering in this prospectus supplement. See "Description of Senior Secured Debt Securities" and "Description of First Mortgage Bonds" in the accompanying prospectus.

        If the description of the senior secured notes or the related senior note mortgage bonds varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

UNION ELECTRIC COMPANY

        We were incorporated in Missouri in 1922 and are a successor to a number of companies, the oldest of which was organized in 1881. We operate a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas transmission and distribution business in Missouri and, prior to May 2, 2005, in Illinois. We are the largest electric utility in the State of Missouri and supply electric and gas service in territories having an estimated population of 3 million within an area of approximately 24,000 square miles located in central and eastern Missouri, including the greater St. Louis area. We supply electric service to approximately 1.2 million customers and natural gas service to approximately 125,000 customers. During the quarter ended March 31, 2007, we derived 88% of total operating revenues from the sale of electric energy and 12% from the sale of natural gas. We employed approximately 3,610 persons at March 31, 2007. Our principal office is located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        We are a wholly-owned subsidiary of Ameren Corporation, a public utility holding company whose other major public utilities, in addition to us, are Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company. Ameren Corporation also owns Ameren Energy Generating Company, which operates a non rate-regulated electric generation business in Illinois and Missouri. Ameren Corporation has formed a number of other subsidiaries including Ameren Energy, Inc., which serves as our power marketing and risk management agent, Ameren Services Company, which provides us with shared support services, and Ameren Energy Fuels and Services Company, which procures fuel and natural gas and manages the related risks for us.

RECENT DEVELOPMENTS

MoPSC Rate Order

        On May 22, 2007, the Missouri Public Service Commission (MoPSC) issued an order, effective June 1, 2007, authorizing approximately a $42 million increase in our base rates for electric service based on a return on equity of 10.2% (compared to an original increase request of $361 million). Under generally accepted accounting principles, we will conform the accounting for certain expenses, including a reduction in depreciation expense, with the treatment prescribed in the MoPSC rate order. Our request to utilize a fuel and purchased power cost recovery mechanism was denied, but our existing treatment of the December 2005 expiration of a cost-based power supply contract between us and our affiliate, Electric Energy, Inc. (EEI) was accepted by the MoPSC.

        On May 31, 2007, we applied for rehearing and clarification with respect to certain aspects of the MoPSC rate order, including the rejection by the MoPSC of a fuel and purchased power cost recovery mechanism and the 10.2% return on equity authorized by the MoPSC. In addition, certain other parties to the proceeding have applied for rehearing with respect to certain aspects of the MoPSC rate order, including the acceptance by the MoPSC of our existing treatment of the EEI power supply contract, which was alleged to have resulted in higher costs to our ratepayers of between $62 million-$75 million, the inclusion of the full cost of certain combustion turbine generating facilities purchased or built in the past few years, a decision which if reversed could lower our revenue requirement by between $10 million-$20 million, and the MoPSC's decision to allow a return on equity of 10.2%. We cannot predict the outcome of these various requests for rehearing of the MoPSC rate order.

Taum Sauk Update

        As further described in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, in December 2005, there was a breach of the upper reservoir at our Taum Sauk pumped-storage hydroelectric facility. On June 8, 2007, the Staff of the MoPSC brought a motion asking the MoPSC to open an investigation to determine whether our electric plant and operational practices are safe and adequate in light of the Taum Sauk incident. We believe the facts on which this motion is based are inaccurate and on June 12, 2007, we filed a response opposing this motion. We cannot predict whether the MoPSC will open such investigation or, if opened, what the outcome of such investigation would be.

RISK FACTORS

        In considering whether to purchase the senior secured notes offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the factors listed in "Forward-Looking Statements" as well as "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, each of which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any document that we file with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

  •
  our Current Reports on Form 8-K filed on March 15, 2007, April 20, 2007, April 25, 2007, May 23, 2007 and June 12, 2007.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus supplement and the time that all of the senior secured notes are sold in this offering. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

        You may request a free copy of these filings by writing or telephoning us at the following address:

    Union Electric Company
    Attention: Secretary's Department
    P.O. Box 66149
    St. Louis, Missouri 63166-6149
    Telephone: (314) 621-3222

        Copies of these filings are also available from our website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

CAPITALIZATION

        The following table shows our capitalization, including short-term debt consisting of commercial paper borrowings, borrowings under a $1.15 billion credit facility to which we are a party and an intercompany note payable, as of March 31, 2007 and as adjusted to give effect to the issuance of the senior secured notes offered by this prospectus supplement and the application of the net proceeds from the senior secured notes as described under "Use of Proceeds."

	As of March 31, 2007
	Amount	Percent of Total Capitalization	As Adjusted	Percent of Total Capitalization As Adjusted
	(in millions)		(in millions)
Short-term debt(1)	$662	9.9%	$240	3.6%
Long-term debt(2):
First mortgage bonds, including current maturities(3)	2,549	38.0	2,549	38.0
% Senior Secured Notes due 2017	—	—	425	6.3
Other long-term debt (unsecured)	396	5.9	396	5.9

Total short-term debt and long-term debt	3,607	53.8	3,610	53.8
Preferred stock (not subject to mandatory redemption)	113	1.7	113	1.7
Common stockholder's equity	2,991	44.5	2,991	44.5

Total capitalization	$6,711	100.0%	$6,714	100.0%

(1)
Consists of $330 million outstanding under the $1.15 billion credit facility, $118 million of commercial paper borrowings and a $214 million intercompany note payable to our parent, Ameren Corporation.

(2)
Does not reflect unamortized debt discount of $6 million.

(3)
Includes $1,920 million of senior secured notes secured by first mortgage bonds and approximately $481 million of environmental improvement revenue indebtedness secured by first mortgage bonds.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the five years ended December 31, 2006 and for the three months ended March 31, 2007, computed as set forth below were as follows:

	Year Ended December 31,
						Three Months Ended March 31, 2007 (unaudited)
	2002	2003	2004	2005	2006
Ratio of Earnings to Fixed Charges	5.70	7.18	6.22	5.18	3.59	1.67

        For the purposes of these computations:

  •
  earnings consist of net income from continuing operations, excluding income from equity investee, plus fixed charges and income taxes; and

  •
  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the senior secured notes offered by this prospectus supplement (after deducting underwriting commissions and our other expenses of the offering) will be approximately $421.6 million. We will use the net proceeds to repay a portion of our short-term debt which totaled $662 million at March 31, 2007, and had annual interest rates ranging between 4.74% and 5.75%. Pending such use of the net proceeds, we intend to invest all or a portion of these funds in short-term interest-bearing instruments.

DESCRIPTION OF SENIOR SECURED NOTES

        The following description of the senior secured notes is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the heading "Description of Senior Secured Debt Securities." In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.

General

        We are issuing $425,000,000 of senior secured notes as a new series of senior debt securities under, and secured by, an indenture dated as of August 15, 2002, as it may be amended or supplemented, which we refer to collectively as the senior secured indenture, between The Bank of New York, as trustee, and us. The senior secured notes will mature on June 15, 2017. We will pay interest on the senior secured notes on June 15 and December 15 of each year to holders of record on the preceding June 1 and December 1, respectively. The first interest payment date is December 15, 2007.

        Interest on the senior secured notes accrues from the date of original issuance at the rate per year set forth on the cover page of this prospectus supplement, subject to increase as set forth under "—Interest Rate Increase Covenant" below. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. In the event that the maturity date, any redemption date or any interest payment date is not a business day, the payment of principal, premium, if any, or interest payable on that date will be made on the succeeding day that is a business day, without any interest or other payment in respect of the delay. A business day shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the trustee under the senior secured indenture is located, are obligated or authorized by law to close.

        We may from time to time, without the consent of the existing holders of the senior secured notes, "reopen" this series of senior secured notes which means we can create and issue further senior secured notes having the same terms and conditions (including the same CUSIP number) as the senior secured notes offered by this prospectus supplement in all respects, except for the date of original issuance, the initial interest payment date and the offering price. Additional senior secured notes issued in this manner will be consolidated with, and form a single series with, the previously outstanding senior secured notes.

        The senior secured notes will be represented by one or more global securities, in registered form, without coupons, and will be registered in the name of a nominee of The Depository Trust Company. For so long as the senior secured notes are registered in the name of The Depository Trust Company, or its nominee, we will pay the principal, premium, if any, and interest due on the senior secured notes to The Depository Trust Company for payment to its participants for subsequent disbursement to the beneficial owners. See "—Global Securities and Book-Entry System."

        The senior secured notes will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the senior secured notes, or that otherwise protect the holders of the senior secured notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

Interest Rate Increase Covenant

        If (1) the release date with respect to the senior secured notes has occurred between June 15, 2012 and the maturity date of the senior secured notes and (2) within the 30-day period following such release date (which period shall be extended so long as the rating of the senior secured notes is under publicly announced consideration for possible downgrade by Moody's (as defined below)), the rating by Moody's of the senior secured notes is downgraded, resulting in a rating set forth in the immediately following table (or its equivalent under any successor rating categories of Moody's or, if Moody's ceases to rate the senior secured notes or fails to make a rating of the senior secured notes publicly available for reasons outside of our control, the equivalent credit rating from any Replacement Rating Agency (as defined below), which we agree to promptly select), the interest rate on the senior secured notes will increase from the interest rate payable on the senior secured notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

        If (1) the release date with respect to the senior secured notes has occurred between June 15, 2012 and the maturity date of the senior secured notes and (2) within the 30-day period following such release date (which period shall be extended so long as the rating of the senior secured notes is under publicly announced consideration for possible downgrade by S&P (as defined below)), the rating by S&P of the senior secured notes is downgraded, resulting in a rating set forth in the immediately following table (or its equivalent under any successor rating categories of S&P or, if S&P ceases to rate the senior secured notes or fails to make a rating of the senior secured notes publicly available for reasons outside of our control, the equivalent credit rating from any Replacement Rating Agency, which we agree to promptly select), the interest rate on the senior secured notes will increase from the interest rate payable on the senior secured notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

        Notwithstanding the foregoing, the interest rate on the senior secured notes will not increase as set forth under each of the above two paragraphs if the rating agency making the reduction in rating to which the interest rate increase would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the occurrence of the release date. In no event shall the total increase in the interest rate on the senior secured notes exceed 2.00% above the interest rate payable on the senior secured notes on the date of their issuance.

        Any interest rate increase described above will take effect from the first day of the interest period during which a rating downgrade requires an increase in the interest rate.

        If the release date occurs between June 15, 2012 and the maturity date of the senior secured notes and the interest rate on the senior secured notes is increased as described above, the interest rate on the senior secured notes will not be subject to any decreases if either Moody's or S&P (or any Replacement Rating Agency) subsequently upgrades the debt rating assigned to the senior secured notes after the occurrence of such release date.

        "Moody's" means Moody's Investor Services Inc., or any successor thereto.

        "Replacement Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 selected by us as a replacement agency for Moody's or S&P, or both, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

Redemption

        All or a portion of the senior secured notes may be redeemed at our option at any time or from time to time. The redemption price for the senior secured notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the senior secured notes being redeemed on the redemption date; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the senior secured notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to and including the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below);

  •
  plus, in each case, accrued and unpaid interest thereon to and including the redemption date. Notwithstanding the foregoing, installments of interest on senior secured notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the senior secured notes and the senior secured indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the senior secured notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior secured notes or portions thereof called for redemption.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the senior secured notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior secured notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Reference Treasury Dealer" means (A) BNY Capital Markets, Inc., Goldman, Sachs & Co. or UBS Securities LLC or their respective affiliates which are primary U.S. Government securities dealers in the United States (each, a "Primary Treasury Dealer"), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee under the senior secured indenture after consultation with us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee under the senior secured indenture, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Security; Release Date

        Upon the issuance of the senior secured notes, we will simultaneously issue and deliver to the trustee under the senior secured indenture, as security for the senior secured notes, a series of our first mortgage bonds, referred to as the "senior note mortgage bonds." These senior note mortgage bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as the senior secured notes. The senior note mortgage bonds will be issued on the basis of property additions. At March 31, 2007, approximately $2.8 billion principal amount of first mortgage bonds was issuable on the basis of property additions and approximately $18 million principal amount of first mortgage bonds was issuable on the basis of retired bonds.

        Payment by us to the trustee under the senior secured indenture of principal of, premium, if any, and interest on the senior note mortgage bonds will be applied by the trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the senior secured notes. As provided in the first mortgage indenture, our obligations to make payments with respect to the principal of, premium, if any, and interest on the senior note mortgage bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and interest on the senior secured notes shall have been fully or partially paid or there shall have been deposited with the trustee pursuant to the senior secured indenture sufficient available funds to fully or partially pay the then due principal of, premium, if any, and interest on the senior secured notes.

        Please refer to "Description of Senior Secured Debt Securities—Security; Release Date" in the accompanying prospectus for a description of the circumstances under which all or part of the senior note mortgage bonds will cease to be held by the trustee under the senior secured indenture as security for the senior secured notes. As explained in the accompanying prospectus, the senior secured notes will cease to be secured by the senior note mortgage bonds on the release date, will become our unsecured general obligations at that time and, therefore, will rank equally with all of our other unsecured and unsubordinated debt. The release date will be the date that all our first mortgage bonds issued and outstanding under the first mortgage indenture, other than outstanding senior note mortgage bonds (relating to the senior secured notes offered by this prospectus supplement or other series of senior secured debt securities issued under the senior secured indenture) or other first mortgage bonds with similar release provisions securing environmental improvement revenue indebtedness have been retired through payment, redemption or otherwise. We have two outstanding series of first mortgage bonds which are not subject to release provisions: (1) a 6 3/4% series in the principal amount of $148 million due in May 2008 that is not subject to redemption prior to maturity and (2) a 5.45% series in the principal amount of $44 million due in October 2028, securing an equal amount of environmental improvement revenue bonds, that may be redeemed prior to maturity on or after October 1, 2008 at a redemption price of 102% of the principal amount declining to 100% of the principal amount on or after October 1, 2010. We have agreed that so long as any of the senior secured notes are outstanding we will not, prior to June 15, 2012, optionally redeem, purchase or otherwise retire in full our outstanding first mortgage bonds not subject to release provisions. Accordingly, under this covenant, so long as any of the senior secured notes remain outstanding, the release date will occur no earlier than June 15, 2012. If, however, we cause the release date to occur between June 15, 2012 and the maturity date of the senior secured notes, the interest rate for the senior secured notes may be subject to increase as set forth under "—Interest Rate Increase Covenant" above. Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture and such first mortgage bonds may not be subject to release provisions. The senior secured notes can become secured by certain of our property from and after the release date as explained in the accompanying prospectus under "Description of Senior Secured Debt Securities—Certain Covenants—Limitation on Liens."

Global Securities and Book-Entry System

        The senior secured notes will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of senior secured notes may elect to hold interests in a global security through DTC, Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on DTC's books.

        We will issue senior secured notes in certificated form, referred to below as the certificated senior secured notes, to DTC for owners of beneficial interests in a global security if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Securities Exchange Act of 1934;

  •
  an event of default relating to the senior secured notes occurs; or

  •
  we decide in our sole discretion to terminate the use of the book-entry system for the senior secured notes through DTC.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of The New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

        Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Euroclear further advises that investors that acquire, hold and transfer interests in the senior secured notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The beneficial interest of each actual purchaser of each global security (a "Beneficial Owner") is in turn to be recorded on the records of the respective Direct Participant and Indirect Participant and Clearstream and Euroclear will credit on its book-entry registration and transfer system the number of senior secured notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.

        Title to book-entry interests in the senior secured notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the senior secured notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the senior secured notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the senior secured notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

        Payments of the principal of, premium, if any, and interest on the senior secured notes represented by the global securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owners and holder of the global securities.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (or any other nominee of DTC) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the global securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal, premium, if any, and interest payments in respect of the global securities will be made to Cede & Co. or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Direct or Indirect Participant and not that of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Principal, premium, if any, and interest payments in respect of the global securities to Cede & Co. (or other nominee requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to those persons may be limited. In addition, because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

        Initial settlement for the senior secured notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the senior secured notes to or receiving interests in the senior secured notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of interests in the senior secured notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such senior secured notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the senior secured notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in the senior secured notes among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

        The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.

Additional Information

        See "Description of Senior Secured Debt Securities" and "Description of First Mortgage Bonds" in the accompanying prospectus for additional important information about the senior secured notes and the related senior note mortgage bonds. That information includes additional information about the terms of the senior secured notes and the related senior note mortgage bonds, including security and the lien of the first mortgage indenture, general information about the senior secured indenture, the first mortgage indenture and the trustees, a description of certain restrictions and covenants contained in the senior secured indenture and the first mortgage indenture and a description of events of default under the senior secured indenture and the first mortgage indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the senior secured notes. Unless otherwise stated, this summary deals only with senior secured notes held as capital assets (generally, assets held for investment) by holders that purchase senior secured notes in this offering at the offering price. The tax treatment of a holder may vary depending on that holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies, persons holding senior secured notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, persons holding senior secured notes through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar, certain former U.S. citizens or long-term residents and persons subject to the alternative minimum tax. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this prospectus supplement, which are subject to change or differing interpretations, possibly on a retroactive basis. You should consult your own tax advisor as to the particular tax consequences to you of purchasing, owning and disposing of the senior secured notes, including the application and effect of the United States federal, state and local tax laws and foreign tax laws.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a senior secured note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a senior secured note that is a partnership and any partners in such partnership should consult their own tax advisors.

U.S. Holders

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of a senior secured note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for United States federal income tax purposes;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

  Taxation of Stated Interest on the Senior Secured Notes

        Generally, payments of stated interest on a senior secured note will be includible in your gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with your regular method of tax accounting.

  Sale, Exchange, Redemption or Retirement of a Senior Secured Note

        You generally will recognize capital gain or loss upon a sale, exchange, redemption or retirement of a senior secured note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a senior secured note is attributable to the payment of accrued interest on the senior secured note, which amount will be treated as a payment of interest) and (ii) your adjusted tax basis in the senior secured note. The gain or loss will be long-term capital gain or loss if the senior secured note has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder's initial basis in a senior secured note generally will be the amount paid for the senior secured note.

  Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and, under certain circumstances, "backup withholding" at the current rate of 28% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a senior secured note and the gross proceeds from a disposition of a senior secured note.

        Information reporting and backup withholding will not apply with respect to payments made to "exempt recipients" (such as corporations and tax-exempt organizations) provided, if requested, their exemptions from backup withholding are properly established.

        Information reporting will generally apply to reportable payments to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder's United States federal income tax liability, provided the requisite procedures are followed.

Non-U.S. Holders

        The following discussion applies to you if you are a beneficial owner other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes (a "non-U.S. holder"). Special rules may apply to you or your shareholders if you are a "controlled foreign corporation" or "passive foreign investment company." You should consult your own tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

  United States Federal Withholding Tax

        Under the "portfolio interest" exemption, the 30% United States federal withholding tax that is generally imposed on interest from United States sources should not apply to any payment of principal or interest (including original issue discount) on the senior secured notes, provided that:

  •
  you do not conduct a trade or business within the United States to which the interest is effectively connected;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of the U.S. Internal Revenue Code and the U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the senior secured notes is described in section 881(c)(3)(A) of the U.S. Internal Revenue Code; and

  •
  you provide your name and address on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person; or a qualified intermediary holding the senior secured notes on your behalf provides us with an IRS Form W-8IMY (or a suitable substitute form) that, among other things, certifies that it has determined that you are not a United States person.

        Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals.

        We do not intend to withhold on payments of interest on the senior secured notes if the above requirements are met.

        If you cannot satisfy the requirements described above, interest payments made to you on the senior secured notes generally will be subject to the 30% United States federal withholding tax. If a treaty applies, however, you may be eligible for a reduced rate of withholding. Similarly, payments on the senior secured notes that are effectively connected with your conduct of a trade or business within the United States are not subject to the withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with your conduct of a trade or business in the United States.

        In general, the 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the senior secured notes.

  Information Reporting and Backup Withholding

        In general, no backup withholding will be required with respect to payments we make with respect to the senior secured notes if the certification requirements described above have been satisfied and we do not have actual knowledge or reason to know that you are a U.S. person. In addition, no backup withholding will be required on the payment of proceeds of the sale of senior secured notes made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption. Any payments of interest on the senior secured notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder, whether or not such interest is exempt from U.S. withholding tax pursuant to the portfolio interest exemption or is subject to a reduced rate of tax or exemption pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States (and, if a tax treaty applies, you maintain a permanent establishment within the United States) and interest on the senior secured notes is effectively connected with the conduct of that trade or business (and if a treaty applies, attributable to that permanent establishment), you will be subject to United States federal income tax (but not the 30% withholding tax) on such income on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate (or such lower rate or exemption as may be specified by an applicable tax treaty).

        Any gain or income realized on the disposition of a senior secured note generally will not be subject to United States federal income tax unless:

  •
  that gain or income is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, between us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of senior secured notes set forth opposite its name below.

Underwriter	Principal Amount
BNY Capital Markets, Inc.	$141,667,000
Goldman, Sachs & Co.	141,667,000
UBS Securities LLC	141,666,000

Total	$425,000,000

        The obligations of the underwriters, including their agreement to purchase senior secured notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the senior secured notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of senior secured notes may be terminated.

        The underwriters have advised us that they propose to initially offer the senior secured notes to the public at the offering price appearing on the cover page of this prospectus supplement and may also offer the senior secured notes to dealers at a price that represents a concession not in excess of 0.40% of the principal amount of the senior secured notes. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.25% of the principal amount of the senior secured notes. After the initial offering of the senior secured notes, the underwriters may from time to time vary the offering price and other selling terms.

        The senior secured notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the senior secured notes on any national securities exchange. The underwriters have advised us that they intend to make a market in the senior secured notes after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the senior secured notes or that a public trading market for the senior secured notes will develop.

        In connection with the offering of the senior secured notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior secured notes. Specifically, the underwriters may overallot in connection with the offering of the senior secured notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the senior secured notes in the open market to cover short positions or to stabilize the price of the senior secured notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the senior secured notes in the offering, if the underwriters repurchase previously distributed senior secured notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the senior secured notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $250,000.

        We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of senior secured notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the senior secured notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of senior secured notes to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of senior secured notes to the public" in relation to any senior secured notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior secured notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior secured notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the senior secured notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior secured notes in, from or otherwise involving the United Kingdom.

        The senior secured notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior secured notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior secured notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        The senior secured notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each underwriter has agreed that it will not offer or sell any senior secured notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior secured notes may not be circulated or distributed, nor may the senior secured notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the senior secured notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior secured notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        In the ordinary course of their respective businesses, the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. The Bank of New York, an affiliate of BNY Capital Markets, Inc., acts as trustee under the senior secured indenture and the first mortgage indenture. Affiliates of the underwriters are lenders to us and/or our affiliates under various multi-year credit facilities and may receive a portion of amounts to be repaid under our $1.15 billion credit facility from the proceeds of this offering. See "Use of Proceeds." Because more than 10% of the net proceeds of this offering may be paid to affiliates of members of the National Association of Securities Dealers, Inc. (the "NASD") who are participating in this offering, this offering is being conducted in compliance with Rule 2710(h) of the Conduct Rules of the NASD.

LEGAL MATTERS

        Certain legal matters will be passed on for us by Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary. Certain legal matters will be passed on for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us in connection with various matters.

EXPERTS

        The financial statements and financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$1,000,000,000

UNION ELECTRIC COMPANY

Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Subordinated Debt Securities
Preferred Stock

UNION ELECTRIC CAPITAL TRUST I

Trust Preferred Securities
Guaranteed as set forth herein by
Union Electric Company

        Union Electric Company, doing business as AmerenUE, and Union Electric Capital Trust I intend to offer these securities from time to time in one or more series with an aggregate offering price not to exceed $1,000,000,000. This prospectus provides you with a general description of these securities. We and the trust will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Unless otherwise indicated in the related prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        See the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We and the trust may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is October 20, 2005.

UNION ELECTRIC COMPANY

        We were incorporated in Missouri in 1922 and are a successor to a number of companies, the oldest of which was organized in 1881. We operate a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas transmission and distribution business in Missouri and, prior to May 2, 2005, in Illinois. We are the largest electric utility in the State of Missouri and supply electric and gas service in territories having an estimated population of 2.8 million within an area of approximately 24,500 square miles located in central and eastern Missouri. We supply electric service to about 1.1 million customers and natural gas service to about 120,000 customers. In May 2005, we transferred our Illinois electric and natural gas transmission and distribution businesses to our affiliate, Central Illinois Public Service Company. With the completion of this transfer, we no longer operate as a public utility subject to regulation in Illinois. During the twelve months ended June 30, 2005, we derived 94% of total operating revenues from the sale of electric energy and 6% from the sale of natural gas. We employed 3,851 persons at June 30, 2005.

        We are a subsidiary of Ameren Corporation, a holding company which is currently registered under the Public Utility Holding Company Act of 1935. The other major public utilities owned by Ameren Corporation are Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company. Ameren Corporation also owns Ameren Energy Generating Company, which operates a non rate-regulated electric generation business in Illinois and Missouri. Ameren Corporation has formed a number of other subsidiaries including Ameren Energy, Inc., which serves as our energy trading and marketing agent, Ameren Services Company, which provides us with shared support services, and Ameren Energy Fuels and Services Company, which provides us with fuel procurement and gas supply services.

UNION ELECTRIC CAPITAL TRUST I

        Union Electric Capital Trust I is a Delaware statutory trust formed to permit us to raise capital by issuing trust preferred securities under this prospectus and a prospectus supplement, and investing the proceeds in debt securities issued by us.

        We have designated The Bank of New York (Delaware), as trustee, in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. At the time trust preferred securities are to be issued, the original trust agreement for the trust will be amended and restated substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part, to be effective at the time of such issuance. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement", will be qualified as an indenture under the Trust Indenture Act of 1939. The trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

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  investing the gross proceeds of the trust securities in our debt securities; and

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  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of the trust, and our payments under the debt securities will be the sole revenue of the trust. No separate financial statements of the trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trust would not have any independent operations and the only purposes of the trust are those described above. We do not expect that the trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of the trust will be c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

WHERE YOU CAN FIND MORE INFORMATION

        We and the trust have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2004;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

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  our Current Reports on Form 8-K filed January 27, 2005, February 14, 2005, April 7, 2005, May 2, 2005, July 15, 2005, July 21, 2005, August 29, 2005, as amended by Form 8-K/A filed September 21, 2005, September 15, 2005 and September 27, 2005.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the time that all of the securities registered are sold.

        You may request a free copy of these filings by writing or telephoning us at the following address:

Union Electric Company Attention: Secretary's Department P.O. Box 66149 St. Louis, Missouri 63166-6149 Telephone: (314) 621-3222

        Copies of these filings are also available from our website at http://www.ameren.com.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The trust will not be subject to the informational requirements of the Securities Exchange Act of 1934.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

        For the six months ended June 30, 2005 and 2004, and for the five years ended December 31, 2004, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, computed as set forth below, were as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2000	2001	2002	2003	2004	2004	2005
Ratio of Earnings to Fixed Charges	5.33	6.08	5.82	7.24	6.26	5.74	5.91
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	4.85	5.48	5.30	6.70	5.80	5.30	5.49

        For the purposes of both these computations:

  •
  earnings consist of net income, excluding income from equity investee, plus fixed charges and income taxes;

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  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, interest on provision for revenue refunds and other interest charges; and

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  preferred stock dividends are computed by dividing the preferred dividend requirement by 100% minus the effective income tax rate.

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

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  in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain outstanding long-term debt or preferred stock, including without limitation, our outstanding first mortgage bonds; and

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  for general corporate purposes, including the repayment of short-term debt incurred to finance construction expenditures and other working capital needs.

        The specific allocation of the net proceeds from the sale of a particular series of offered securities and information relating to the particular outstanding debt or other securities, if any, to be paid at maturity, redeemed, refunded, refinanced or purchased will be described in the prospectus supplement related to that series. In the case of the redemption, refunding or purchase of outstanding securities, we may apply proceeds of the offered securities to pay any redemption premium or purchase price in excess of the principal amount.

        The proceeds from the sale of trust preferred securities by the trust will be invested in debt securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the trust for the above purposes.

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

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  regulatory actions, including changes in regulatory policies and ratemaking determinations;

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  changes in laws and other governmental actions, including monetary and fiscal policies;

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  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation;

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  the effects of participation in the MISO;

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  availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;

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  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

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  prices for power in the Midwest;

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  business and economic conditions, including their impact on interest rates;

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  disruptions of the capital markets or other events making Ameren's or our access to necessary capital more difficult or costly;

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  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

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  actions of credit ratings agencies and the effects of such actions;

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  weather conditions and other natural phenomena;

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  generation plant construction, installation and performance;

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  operation of a nuclear power facility, including planned and unplanned outages, and decommissioning costs;

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  the effects of strategic initiatives, including acquisitions and divestitures;

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  the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements will be introduced over time, which could have a negative financial effect;

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  labor disputes, future wages and employee benefits costs, including changes in returns on benefit plan assets;

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  the inability of our counterparties to meet their obligations with respect to our contracts and financial instruments;

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  the cost and availability of transmission capacity;

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  legal and administrative proceedings; and

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  acts of sabotage, war or terrorist activities.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trust have filed with the SEC utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we or the trust may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. We and the trust may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities, preferred stock and trust preferred securities and the related guarantee. We are required to obtain the approval of the Missouri Public Service Commission before we or the trust can issue and sell certain of these securities and use the proceeds of any sales thereof other than as currently authorized.

        This prospectus provides you with a general description of the securities we and the trust may offer. Each time we or the trust sell securities, we or the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we and the trust have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

        Each series of senior secured debt securities will be issued as a new series of debt securities issued under, and secured by, an indenture dated as of August 15, 2002, as it may be amended or supplemented, which we refer to collectively as the senior secured indenture, between The Bank of New York, as senior secured debt trustee, and us. The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior secured indenture (including the forms of senior secured debt securities attached to the senior secured indenture as exhibits), which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by this reference.

        Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as our senior debt mortgage bonds, issued and delivered by us to the senior secured debt trustee. Accordingly, until the release date, the senior secured debt securities will be secured ratably with our first mortgage bonds in the collateral pledged to secure such bonds. On the release date, the senior secured debt securities will cease to be secured by the senior debt mortgage bonds, will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. Also, on the release date, any outstanding first mortgage bonds we issued to secure certain environmental improvement revenue indebtedness (as described below) will cease to secure such indebtedness and will be cancelled.

        Each series of senior secured debt securities will rank equally with all of our other current and future secured debt, will be effectively senior to our unsecured and unsubordinated debt (as to the collateral pledged) and will rank senior in right of payment to our subordinated debt. As of June 30, 2005, we had approximately $2.0 billion in principal amount of first mortgage bonds outstanding (of which approximately $1.4 billion secured outstanding senior secured notes and approximately $481 million secured environmental improvement revenue indebtedness), approximately $97 million in principal amount of unsubordinated and unsecured long-term debt outstanding represented by a capital lease obligation and approximately $66 million in principal amount of subordinated debt outstanding. The senior secured indenture provides that, in addition to the senior secured debt securities offered by this prospectus, additional senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of senior debt mortgage bonds then held by the senior secured debt trustee.

        There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Debt Securities." Nonetheless, the senior secured debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture that is filed as an exhibit to the registration statement of which this prospectus is a part.

        The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior secured debt securities will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the senior secured debt securities;

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  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

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  the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

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  the dates on which interest will be payable;

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  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

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  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

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  if prior to the release date, the designation of the related series of senior debt mortgage bonds being delivered to the senior secured debt trustee in connection with the issuance of the senior secured debt securities; and

  •
  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holders thereof under the senior secured indenture.

        Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the senior secured indenture and the limitations applicable to global securities, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured debt trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. In the case of any senior secured debt securities that have been mutilated, destroyed, lost or stolen, new senior secured debt securities of a like aggregate principal amount and tenor will be issued upon the senior secured debt trustee and us being satisfied with the documents of title and indemnity of the person making the request.

        In the event of any redemption of senior secured debt securities of any series, the senior secured debt trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the senior secured debt securities maintained by the senior secured debt trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured debt trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured debt trustee, as paying agent, or at the authorized office of any other paying agent we may designate upon presentation and surrender of such senior secured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay to the senior secured debt trustee, as paying agent, for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the senior secured debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured debt trustee in such manner as it shall deem appropriate and fair.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured debt trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Security; Release Date

        Until the release date, the senior secured debt securities will be secured by one or more series of our first mortgage bonds, issued and delivered by us to the senior secured debt trustee. Upon the issuance of a series of senior secured debt securities before the release date, we have agreed to simultaneously issue and deliver to the senior secured debt trustee, as security for all the senior secured debt securities of such series being issued, a series of first mortgage bonds, which we refer to as our senior debt mortgage bonds, that will have the same stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the related series of the senior secured debt securities being issued. The series of senior debt mortgage bonds to be issued to the senior secured debt trustee concurrently with the issuance of the related series of senior secured debt securities will bear interest at the same rate as is borne by the series of senior secured debt securities. Payment by us to the senior secured debt trustee of principal of, premium, if any, and interest on, a series of senior debt mortgage bonds will be applied by the senior secured debt trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on, the related series of senior secured debt securities.

        The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than senior debt mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the first mortgage indenture. On the release date, the senior secured debt trustee will deliver to us for cancellation all senior debt mortgage bonds and not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior debt mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. We have two outstanding series of first mortgage bonds which are not subject to release provisions. These include a 6 3/4% series in the principal amount of $148 million due in May 2008 that is not subject to redemption prior to maturity, and a 5.45% series in the principal amount of $44 million due in October 2028 that may be redeemed prior to maturity on or after October 1, 2008 at a redemption price of 102% of the principal amount declining to 100% of the principal amount on or after October 1, 2010.

        Each series of senior debt mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on certain property we own, as described under "Description of First Mortgage Bonds—Security." Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured debt trustee shall surrender to us for cancellation an equal principal amount of the related series of senior debt mortgage bonds. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior debt mortgage bonds held by the senior secured debt trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding. Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture. Following the release date, we have agreed to cause the first mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the first mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the first mortgage indenture, we have not agreed to be precluded under the senior secured indenture or senior secured debt securities from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and except as otherwise indicated in the applicable prospectus supplement.

Events of Default

        The following constitute events of default under the senior secured indenture:

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  default in the payment of principal of and premium, if any, on any senior secured debt security when due and payable;

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  default in the payment of interest on any senior secured debt security when due and payable which continues for 60 days;

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  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof to us by the senior secured debt trustee or to the senior secured debt trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities is given;

  •
  prior to the release date, the occurrence of a default as defined in the first mortgage indenture; provided, however, that the waiver or cure of such default under the first mortgage indenture and the rescission and annulment of the consequences thereof under the first mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

        If an event of default under the senior secured indenture occurs and is continuing, either the senior secured debt trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior debt mortgage bonds shall be immediately redeemable upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior debt mortgage bonds has not occurred, if we pay or deposit with the senior secured debt trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the senior secured debt trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured debt trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured debt trustee, or of exercising any trust or power conferred on the senior secured debt trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. No holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured debt trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured debt trustee to institute such action and shall have offered the senior secured debt trustee reasonable indemnity, and the senior secured debt trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

        Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of a senior secured debt security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured debt trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured debt trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

        The senior secured debt trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

  •
  change the maturity date of any senior secured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior secured debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

  •
  change the date on which any senior secured debt security may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

  •
  impair the interest of the senior secured debt trustee in the senior debt mortgage bonds held by it or, prior to the release date, reduce the principal amount of any series of senior debt mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior debt mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

        The senior secured debt trustee and we may modify and amend the senior secured indenture without the consent of the holders in certain cases, including:

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the senior secured indenture;

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  to add further security for the senior secured debt securities;

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  to add provisions enabling us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under "Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

  •
  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior secured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

        The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured debt trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured debt trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

  •
  prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes our obligations under the first mortgage indenture with respect to the senior debt mortgage bonds.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:

  •
  all or any portion of our facilities for the generation of electric energy;

  •
  all of our facilities for the transmission of electric energy; or

  •
  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

  (5)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined herein).

  Limitation on Sale and Lease-Back Transactions

        The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet:

  (1)
  liabilities for Debt maturing more than twelve (12) months from the date of determination; and

  (2)
  common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

        Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means:

  (1)
  any interest in real property owned by us and

  (2)
  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

  (1)
  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction and

  (2)
  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee

        The senior secured debt trustee, as the holder of senior debt mortgage bonds, will attend any meeting of bondholders under the first mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior secured indenture shall have occurred or be continuing, the senior secured debt trustee shall vote all senior debt mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the first mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured debt trustee shall not so vote in favor of, or so consent to, any amendment or modification of the first mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under "—Modification," without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Debt Trustee

        The senior secured debt trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior secured debt trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured debt trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured debt trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured debt trustee, and appointment of a successor trustee.

Concerning the Senior Secured Debt Trustee

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York. The senior secured indenture provides that our obligations to compensate the senior secured debt trustee and reimburse the senior secured debt trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the trustee as such.

Governing Law

        The senior secured indenture and senior secured debt securities will be governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

        Each series of first mortgage bonds will be a new series issued under the indenture of mortgage and deed of trust dated June 15, 1937 between us and The Bank of New York, as successor mortgage trustee, as amended and supplemented by supplemental indentures and as to be further amended by one or more supplemental indentures from time to time, which we refer to collectively as the first mortgage indenture. The following summaries of certain provisions of the first mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the first mortgage indenture, which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated in this prospectus by this reference.

        The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder. We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior debt mortgage bonds.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of first mortgage bonds, other than senior debt mortgage bonds, will specify, among other things:

  •
  the designation of such first mortgage bonds;

  •
  the date or dates on which the principal of such first mortgage bonds is payable;

  •
  the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

  •
  our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

  •
  any other terms not inconsistent with the provisions of the first mortgage indenture.

        Unless otherwise indicated in the prospectus supplement, the first mortgage bonds are to be issued in denominations of $1,000 and integral multiples thereof.

        The senior debt mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged. The senior debt mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities. In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior debt mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

        There is no improvement, maintenance or analogous fund for the first mortgage bonds. The holders of the outstanding first mortgage bonds will not have any specific contractual protection in the event we become involved in a highly leveraged transaction.

        At June 30, 2005, we had outstanding approximately $2.0 billion in principal amount of first mortgage bonds issued under the first mortgage indenture.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, other than senior debt mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the first mortgage indenture.

        First mortgage bonds may be exchanged for other first mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor. Subject to the terms of the first mortgage indenture and the limitations applicable to global securities, first mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes. Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

        The senior debt mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured debt trustee. The senior secured indenture provides that the senior secured debt trustee shall not transfer any senior debt mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us. The senior secured debt trustee shall generally vote the senior debt mortgage bonds proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding, as described under "Description of Senior Secured Debt Securities—Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee."

Payment and Paying Agents

        Principal of and interest and premium, if any, on first mortgage bonds, issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, principal of and interest on first mortgage bonds, other than senior debt mortgage bonds, in certificated form will be payable at our offices in St. Louis, Missouri, provided that, at our option, interest may be paid by checks mailed to the registered owners of such first mortgage bonds. Interest, other than defaulted interest, will be payable to the person in whose name such first mortgage bond is registered at the close of business on the 15th day of the month next preceding a month containing an interest payment date (or, if such day is a legal holiday in the State of New York or in the State of Missouri or a day when banking institutions in the Borough of Manhattan, the City of New York, or St. Louis, Missouri are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close).

Security

        In the opinion of our Senior Vice President, General Counsel and Secretary, the first mortgage bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the first mortgage indenture, including any senior debt mortgage bonds, by a valid and direct first lien (subject to certain leases, permitted liens and other minor defects) on substantially all of our properties and franchises other than cash, accounts receivable and other liquid assets, securities not specifically pledged and electric energy, materials, supplies or other products produced or purchased by us for use, sale or lease. The first mortgage indenture also contains provisions subjecting after-acquired property (with certain exceptions) to the lien of the first mortgage indenture.

Issuance of Additional First Mortgage Bonds

        Additional first mortgage bonds ranking equally with all other first mortgage bonds, including any senior debt mortgage bonds, may be issued from time to time under the first mortgage indenture in a principal aggregate amount equal to:

  (1)
  60% of the net bondable value of property additions not subject to an unfunded prior lien;

  (2)
  the amount of first mortgage bonds retired or to be retired (except out of trust estate money); or

  (3)
  the amount of cash deposited with the mortgage trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional first mortgage bonds are issuable under (1) and (2) above.

        Bondable property includes construction work in progress on nuclear facilities and nuclear fuel.

        At June 30, 2005, approximately $2.4 billion principal amount of first mortgage bonds was issuable under clause (1) above and at July 31, 2005 approximately $18 million principal amount of first mortgage bonds was issuable under clause (2) above.

        Notwithstanding the foregoing, additional first mortgage bonds may not be issued:

  (1)
  unless our net earnings available for interest and property retirement appropriations, as described below, for 12 consecutive months within the 15 months preceding such issuance is equal to the greater of twice the annual interest charges on, or 10% of the principal amount of, all first mortgage bonds and prior lien bonds then outstanding and then being issued; or

  (2)
  unless our net earnings available for interest after property retirement appropriations, as described below, for such periods shall have been equal to twice the annual interest on all such first mortgage bonds and prior lien bonds.

        We do not need to comply with these earnings tests in order to issue first mortgage bonds to refund first mortgage bonds previously issued, or to refund a prior lien which simultaneously becomes a funded prior lien upon the property additions made on the basis of such application, if application to issue additional first mortgage bonds for either of these two purposes is made at any time after a date two years prior to the maturity of the first mortgage bonds or prior lien bonds being refunded. The ratio under the test set forth under (2) above, which is more restrictive than the test set forth under (1) above, was 7.76 for the 12 months ended June 30, 2005, and would permit us to issue an additional $3.8 billion of first mortgage bonds (assuming an annual interest rate of 7%).

        Our "net earnings available for interest and property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes). Our "net earnings available for interest after property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes) and less the greater of (1) the provisions for depreciation and expenditures for maintenance and repairs for the period in question or (2) 15% of gross operating revenues (as defined) for the period in question.

        Prior lien bonds secured by an unfunded prior lien may be issued under the circumstances and subject to the conditions and limitations contained in the first mortgage indenture referred to above. We have no plans to issue any such bonds.

Dividend Restriction

        There will be no dividend restrictions applicable to the first mortgage bonds.

Modification of the First Mortgage Indenture

        With the consent of the holders of 60% of the first mortgage bonds and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected, the first mortgage indenture may be modified or altered and the rights of the holders of first mortgage bonds may be affected. Additionally, we may amend the first mortgage indenture to authorize amendments thereto by an appropriate written consent of the holders of 60% of the first mortgage bonds and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected without a meeting of such bondholders.

        The first mortgage indenture may be amended without a meeting of bondholders to cure ambiguities or correct defects and may be so modified under certain other circumstances, provided that no such modification shall impair any of the rights of the bondholders or of the mortgage trustee.

Defaults Under the First Mortgage Indenture

        Defaults under the first mortgage indenture are defined as being:

  •
  default in payment of principal;

  •
  default for 30 days in payment of interest or satisfaction of our obligations respecting any sinking, improvement, maintenance or analogous fund;

  •
  default in payment of principal of, or interest on, any prior lien bonds;

  •
  the occurrence of events of bankruptcy, insolvency or reorganization relating to us, whether voluntary or involuntary, specified in the first mortgage indenture, including, without limitation, the appointment of a receiver by a court without our consent, the filing by us of a petition under federal bankruptcy law and the entry of a court order approving a petition filed against us under any such law;

  •
  default in other covenants for 60 days after notice by the mortgage trustee or the holders of 15% of the outstanding first mortgage bonds;

  •
  failure under certain circumstances to discharge, or provide for, judgments; or

  •
  termination of corporate franchise without continuance of business by a successor corporation.

        The mortgage trustee or the holders of not less than 25% of the outstanding first mortgage bonds may declare the entire principal due on default, but the holders of a majority of outstanding first mortgage bonds may annul such declaration if such default has been cured. The mortgage trustee is required to enforce the lien of the first mortgage indenture upon request of the holders of a majority in amount of the outstanding first mortgage bonds on default. The mortgage trustee has no obligations to exercise any of its trusts or powers at the request of any of the bondholders unless indemnified to its satisfaction, but the mortgage trustee is not relieved of its obligation to act upon the occurrence of an event of default.

        The first mortgage indenture provides that the mortgage trustee, within 90 days after the occurrence of any default thereunder with respect to a series of first mortgage bonds, is required to give the holders of such series notice of any default known to it, unless cured or waived; provided, however, that except in the case of a default in the payment of principal, interest or any sinking fund installment, if any, on any first mortgage bonds of such series, the mortgage trustee may withhold such notice if the mortgage trustee and our board of directors determine that it is in the interest of such holders to do so.

Compliance Certificates

        Compliance with provisions of the first mortgage indenture is evidenced by written statements by our officers, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent). We are required to file various certificates and other reports annually, including, without limitation, an annual certificate evidencing compliance with all conditions and covenants without regard to any period of grace or notice requirements, and in certain other events.

DESCRIPTION OF DEBT SECURITIES

General

        The senior unsecured debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent our unsecured obligations. We may issue one or more series of debt securities directly to the public or to the trust from time to time. We expect that each series of senior unsecured debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior unsecured debt securities in one or more series under a senior unsecured indenture between us and a trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture dated as of December 1, 1996 between us and The Bank of New York, as trustee. The subordinated indenture, the form of the senior unsecured indenture and the form of board resolutions, officer's certificates or other instruments establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the subordinated indenture, the senior unsecured indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the subordinated indenture, the senior unsecured indenture, as the case may be, and the applicable debt securities.

        There is no requirement under the subordinated indenture, nor will there be any such requirement under the senior unsecured indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior unsecured debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Senior Secured Debt Securities." Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture that is filed as an exhibit to the registration statement of which this prospectus is a part.

        The subordinated indenture provides, and the senior unsecured indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior unsecured debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior unsecured debt securities or subordinated debt securities of that series, as applicable. Unless otherwise described in the applicable prospectus supplement, except as set forth under "—Certain Covenants Relating to Senior Unsecured Debt Securities," neither indenture described above limits or will limit the aggregate amount of debt we may incur.

        The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt and will be effectively junior to all of our secured debt, including our first mortgage bonds, as to the collateral pledged to secure this debt. As of June 30, 2005, approximately $2.0 billion of our first mortgage bonds was outstanding. The subordinated debt securities will be our unsecured general obligations and will rank junior in right of payment to our Senior Indebtedness, as described under the heading "Subordination of the Subordinated Debt Securities."

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior unsecured debt securities or subordinated debt securities, as the case may be, will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of any of the debt securities is payable;

  •
  the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the place or places where the principal of, premium, if any, and interest on any of the debt securities will be payable;

  •
  any interest deferral or extension provisions;

  •
  the period or periods within which and the terms and conditions upon which any debt securities may be redeemed, in whole or in part, at our option;

  •
  the terms and conditions upon which any debt securities shall be redeemed or purchased by us pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder thereof;

  •
  if the amount payable in respect of principal of or any premium or interest on any debt securities may be determined with reference to an index or other fact or event ascertainable outside the applicable indenture, the manner in which such amounts will be determined;

  •
  if other than the principal amount thereof, the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  any addition to the events of default applicable to that series of debt securities and any addition to our covenants for the benefit of the holders of that series; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the senior unsecured indenture or the subordinated indenture, as the case may be.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be issued in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. As of June 30, 2005, we had $65.5 million of subordinated debt securities issued and outstanding under the subordinated indenture.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

        As defined in the subordinated indenture, the term "Senior Indebtedness" means:

  (1)
  obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed or assumed by, us for

  •
  borrowed money including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities); or

  •
  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

  (2)
  indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

        The subordinated indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. As of June 30, 2005, our outstanding Senior Indebtedness aggregated approximately $2.4 billion.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

        Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the security registrar or any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee, us or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

        Unless otherwise indicated in the applicable prospectus supplement, the security registrar and the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        In the event of any redemption of debt securities, we will not be required to issue, register the transfer of, or exchange any debt security or any series thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security called for redemption and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security of such series selected for redemption, except in the case of any debt security to be redeemed in part, the unredeemed portion thereof not to be so redeemed.

Payment And Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Unless otherwise indicated in the applicable prospectus supplement, we will be designated as the sole paying agent for payments with respect to debt securities of each series, at our office in St. Louis, Missouri. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies we pay to a paying agent or held by us in trust for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, or, if then held by us, will be discharged from the trust, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the security registrar in such manner as it shall deem fair and appropriate.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

        Each of the following will constitute or constitutes, as the case may be, an event of default under the senior unsecured indenture or the subordinated indenture with respect to senior unsecured debt securities or subordinated debt securities, as the case may be, of any series:

  •
  failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within three business days after the same becomes due and payable;

  •
  failure to pay interest on the debt securities of such series within 60 days after the same becomes due and payable; provided, however, that with respect to the subordinated indenture, a valid extension of the interest payment period by us shall not constitute such a failure;

  •
  failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the particular indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the authorization of any of the foregoing by our board of directors; and

  •
  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

        If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or if the debt securities of such series are discount notes or similar debt securities, such portion of the principal amount as may be specified in the applicable prospectus supplement) of all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

        At any time after the acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

  •
  we pay or deposit with the trustee for such series a sum sufficient to pay all overdue interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

  •
  any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

        However, no such rescission or annulment shall affect any subsequent event of default or impair any related right.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior unsecured indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal, premium or interest and certain covenants and provisions of such indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security of such series affected. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series a direction inconsistent with such request, within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        The trustee, within 90 days after it receives notice of the occurrence of a default (other than a default as described in the third bullet point above) with respect to the debt securities of any series, is required to give the holders of debt securities notice of any default with respect to the debt securities of such series, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a statement by an appropriate officer as to such officer's knowledge of our compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

        Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

  •
  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional events of default with respect to all or any series of outstanding debt securities;

  •
  to change or eliminate any provision of the applicable indenture or to add any new provision to such indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under such indenture;

  •
  to provide collateral security for the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

  •
  to provide for bearer securities and coupons;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee under the applicable indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a noncertificated system of registration for any series of debt securities;

  •
  to change any place where (1) the principal of and any premium or interest on any debt securities is payable, (2) any debt securities may be surrendered for registration of transfer or exchange and (3) notices and demands to us in respect of the debt securities and the applicable indenture may be served; or

  •
  to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the applicable indenture which actions, in each case, do not adversely affect the interests of the holders of debt securities of any series in any material respect.

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of either the senior unsecured debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of senior unsecured debt securities or the subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all tranches so directly affected, considered as one class, will be required.

        Notwithstanding the foregoing, no such amendment or modification may, without the consent of the holder of the debt security:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, such debt security, or reduce the principal amount of such debt security;

  •
  reduce the rate of interest on such debt security (or the amount of any installment of interest thereon) or change the method of calculating such rate;

  •
  reduce any premium payable upon the redemption of such debt security, or reduce the amount of the principal of any discount security (as defined in the applicable indenture) that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the coin or currency (or other property) in which such debt security or any premium or the interest thereon is payable; or

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date).

        Furthermore, no such amendment or modification may, without the consent of the holder of each outstanding debt security of any series or tranche affected thereby, reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the applicable indenture or any default thereunder and its consequences or reduce the requirements for quorum or voting. In addition, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby, modify certain of the provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series or any tranche thereof.

        A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities or one or more tranches thereof, or which modifies the rights of the holders of debt securities of such series or tranches with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series or tranche.

Defeasance and Discharge

        Unless the applicable prospectus supplement states otherwise, the senior unsecured indenture, with respect to any and all series of senior unsecured debt securities, and the subordinated indenture, with respect to any and all series of subordinated debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the applicable debt securities and all other sums required under the applicable indenture and we deliver a certificate to the appropriate trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the applicable indenture.

        In addition, we may at any time terminate certain of our obligations under the indenture with respect to the senior unsecured debt securities or the subordinated debt securities of any series or terminate our obligations under certain covenants set forth in such indenture (after which any omission to comply with such obligations shall not constitute a default with respect to such debt securities) if we irrevocably deposit in trust with the trustee for such debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the applicable indenture and the related debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of such debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. Such opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the applicable indenture.

Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

  •
  the successor or transferee corporation or the person which acquires by conveyance or transfer, or which leases, such properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under each of the indentures;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, occurs and is continuing; and

  •
  we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as provided in each of the indentures.

        Upon any such consolidation or merger, or conveyance, transfer or lease of our properties and assets substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor person had been named as us therein, except in the case of a lease, and the predecessor person shall be released from all obligations under the applicable indenture.

        The senior unsecured indenture will provide that the conveyance or other transfer by us of all or any portion of our facilities for the generation of electric energy, all of our facilities for the transmission of electric energy, or all of our facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety.

Certain Covenants Relating to Senior Unsecured Debt Securities

  Limitation on Liens

        The senior unsecured indenture will provide that, so long as any senior unsecured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt that is secured by any Lien of or upon any of our Operating Property (as each term is defined under "Description of Senior Secured Debt Securities—Certain Covenants"), whether owned at the date of the senior unsecured indenture or thereafter acquired, without in any such case effectively securing the senior unsecured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior unsecured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

  (5)
  the Lien of our first mortgage indenture until the first mortgage indenture and such Lien are discharged by us; or

  (6)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value of Sale and Lease-Back Transactions (as defined under "Description of Senior Secured Debt Securities—Certain Covenants") existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (6) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined in "Description of Senior Secured Debt Securities—Certain Covenants").

  Limitation on Sale and Lease-Back Transactions

        The senior unsecured indenture will provide that so long as any senior unsecured debt securities are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (6) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior unsecured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior unsecured debt securities or our other Debt ranking senior to, or equally with, the senior unsecured debt securities, subject to reduction for senior unsecured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Concerning the Trustee for Subordinated Debt Securities

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York, the trustee under the subordinated indenture. The Bank of New York is also the mortgage trustee under the first mortgage indenture. Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

        Each of the senior unsecured indenture and the subordinated indenture and the debt securities will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

General

        We may issue our preferred stock, without par value, which we refer to as new preferred stock, in one or more series at prices and on terms to be determined at the time or times of sale. The series designation, number of shares in each series, stated value, rate and time of payment of dividends, initial public offering price, redemption provisions, if any, and other specific terms of each series of new preferred stock will be set forth in an accompanying prospectus supplement or supplements. The following summaries of certain provisions of our restated articles of incorporation affecting our capital stock do not purport to be complete and are subject to, and qualified in their entirety by, reference to our restated articles of incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated in this prospectus by this reference.

        Our authorized capital stock consists of 150,000,000 shares of Common Stock with the par value of $5 per share ("Common Stock"), 25,000,000 shares of Preferred Stock without par value ("Preferred Stock") and 7,500,000 shares of Preference Stock with the par value of $1 per share ("Preference Stock"). As of August 1, 2005, 102,123,834 shares of Common Stock were outstanding, all of which are held by our parent, Ameren Corporation. As of June 30, 2005, no shares of Preference Stock were outstanding and 1,137,595 shares of Preferred Stock were outstanding in 9 separate series.

Dividends

        Unless otherwise specified in the accompanying prospectus supplement, before any dividends on the Common Stock will be paid or declared or set apart for payment, the Preferred Stock is entitled to cumulative cash dividends when and as declared out of funds legally available therefor, at the dividend rate fixed for the particular series as expressed in the respective designations thereof, payable quarterly on the fifteenth of February, May, August, and November in each year.

        Unless otherwise specified in the accompanying prospectus supplement, dividends on the Common Stock may be declared and paid at the discretion of our board of directors, provided all dividends for past periods and the dividend for the current quarter on the outstanding Preferred Stock and Preference Stock have been paid or provided for, and provided that any sinking fund obligations on the outstanding Preferred Stock and Preference Stock have been met. Our first mortgage indenture and certain of our regulatory orders limit the amount of dividends payable on the Common Stock in certain circumstances.

Redemption Provisions

        Any redemption provisions applicable to a particular series of new preferred stock will be described in the applicable prospectus supplement. Generally, our Preferred Stock is redeemable at the option of our board of directors, in whole or in part (by lot or in such other impartial manner as the board of directors may determine), on not less than 30 days' and not more than 60 days' prior notice, at the amount per share fixed by the board of directors for each series, plus an amount equal to accrued and unpaid dividends.

Voting Rights

        Each stockholder has one vote for each share of Common Stock, Preference Stock, and Preferred Stock, held by him; provided that whenever four quarterly dividends on the Preferred Stock shall be in default, in whole or in part, and during the continuance of such default, the Common Stock, as a class, will be entitled to elect the same number of directors as was authorized by the Restated Articles of Incorporation immediately prior to such default, and the Preferred Stock, as a class, will be entitled to elect two additional directors; and provided further, that whenever four quarterly dividends on the

Preference Stock shall be in default, in whole or in part, and during the continuance of such default, the Common Stock and the Preferred Stock, voting together as a single class, will be entitled to elect the same number of directors as was authorized by our restated articles of incorporation immediately prior to such default, and the Preference Stock, as a class, will be entitled to elect two additional directors. Each stockholder is entitled to cumulative voting at all elections of directors, such right, in case of class voting during a default, being applicable to the number of directors to be elected by the particular class.

        No amendment to our restated articles of incorporation which would change the provisions thereof relating to cumulative voting, quorum requirements or preemptive rights, in any manner substantially prejudicial to the holders of any class of stock shall be made without the consent of at least two-thirds of all of the capital stock.

        No amendment to our restated articles of incorporation creating or increasing shares of Preferred Stock shall be made without the consent of a majority of the Common Stock.

        No amendment to our restated articles of incorporation which would change the express terms of the Preferred Stock in any manner substantially prejudicial to the holders thereof, shall be made, except as referred to below and except for any change in the number of our board of directors, without the consent of at least three-fourths of the Preferred Stock.

        We may not, without the consent of at least two-thirds of the Preferred Stock (1) sell any shares of Preferred Stock or any senior or parity stock, unless net earnings for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such action are at least two and one-half times the annual dividend requirements on the Preferred Stock and senior or parity stock to be outstanding immediately after such action; (2) create any class of senior stock; (3) increase the authorized number of shares of Preferred Stock; (4) reclassify outstanding shares of junior stock into shares of parity or senior stock; (5) make any distribution out of capital or capital surplus (other than dividends payable in junior stock) to holders of junior stock; or (6) issue any shares of Preferred Stock or parity or senior stock, if the stated capital to be represented by the Preferred Stock and such other stock outstanding immediately after such issue would exceed the stated capital to be represented by shares of junior stock, increased by the amount of any capital surplus or reduced by the amount of any deficit.

        In addition to the above voting requirements contained in our restated articles of incorporation, under Missouri law holders of the Preferred Stock have the right to vote as a class on any amendment to our restated articles of incorporation that would adversely affect such stock's rights, privileges and preferences.

Liquidation Rights

        Before any distribution may be made to the holders of the Common Stock and the Preference Stock, in the event of any liquidation, dissolution or winding up of our affairs, the holders of the outstanding Preferred Stock will be entitled to be paid in cash the respective amounts per share fixed by our board of directors for the respective series, and the holders of the new preferred stock will be entitled to be paid the amount fixed by our board of directors, not to exceed $120 per share, set forth in the accompanying prospectus supplement, plus, in each case, an amount equal to accrued and unpaid dividends.

Other Provisions

        The Preferred Stock has no preemptive rights. The new preferred stock, when issued, will be validly issued, fully paid and non-assessable. Our restated articles of incorporation authorize us to purchase our capital stock and contain no restriction on the purchase of our Preferred Stock when dividends are in arrears.

Transfer Agent and Registrar

        Ameren Services Company serves as transfer agent and registrar for our Preferred Stock.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by Union Electric Capital Trust I, a Delaware statutory trust which we formed by executing a trust agreement (with The Bank of New York (Delaware), as trustee, and an administrator named therein) and causing the filing of a certificate of trust with the Delaware Secretary of State. At the time trust preferred securities are to be issued, the original trust agreement will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement," will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the trust agreement, which we have summarized below. This summary is not complete.

General

        The trust will exist for the exclusive purposes of:

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  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

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  investing the gross proceeds of the trust securities in our debt securities; and

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  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of the trust, and our payments under the debt securities will be the sole revenue of the trust. No separate financial statements of the trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trust would not have any independent operations and the only purposes of the trust are those described above. We do not expect that the trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of the trust will be c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

        The trust will exist until terminated as provided in the trust agreement. The administrators and trustees of the trust will be:

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  two of our employees or officers or two employees or officers of our affiliates as administrators (the "administrators");

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  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "property trustee"); and

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  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act (the "Delaware trustee").

        The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by the trust, which will rank equally in right of payment with the trust preferred securities issued by the trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of the trust in a total liquidation amount of at least three percent of the total capital of the trust.

        Proceeds from the sale of both the trust preferred securities and the trust common securities issued by the trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of Guarantee" below.

        The guarantee, when taken together with our obligations under the debt securities, the related indenture, and the trust agreement (including our agreement to pay the expenses of the trust, other than payments in respect of the trust securities, contained in the trust agreement), will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the trust agreement or made part of it by the Trust Indenture Act or the Delaware Statutory Trust Act.

Provisions of a Particular Series

        The trust may issue only one series of trust preferred securities. The prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

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  the name of the trust preferred securities;

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  the liquidation amount and number of trust preferred securities issued;

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  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

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  the date from which distributions will be cumulative;

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  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

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  the terms and conditions, if any, upon which the debt securities and the guarantee may be distributed to holders of the trust preferred securities;

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  any securities exchange on which the trust preferred securities will be listed; and

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  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Terms of the trust preferred securities issued by the trust will mirror the terms of the debt securities held by the trust. In other words, the interest rate and interest and other payment dates of the debt securities issued to the trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of the trust. The prospectus supplement will also set forth whether the debt securities to be issued to the trust will be senior debt securities or subordinated debt securities.

Distributions

        The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the trust. The prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

        The trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The revenue of the trust available for distribution to holders of the trust preferred securities issued by the trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, the trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities. The payment of distributions and other amounts payable on the trust preferred securities, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Extend Interest Payment Period

        Unless the prospectus supplement states otherwise, we have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by the trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

        Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, the trust preferred securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the trust agreement.

        Trust preferred securities will be exchangeable for other trust preferred securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

        The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

        Upon the repayment or redemption, in whole or in part, of the debt securities held by the trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by the trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by the trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by the trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by the trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by the trust.

        Unless the prospectus supplement states otherwise, we will have the right to redeem the debt securities held by the trust:

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  on or after the date fixed for redemption as stated in the prospectus supplement, in whole at any time or in part from time to time; or

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  prior to the date fixed for redemption as stated in the prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

        "Like Amount" means:

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  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

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  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of the trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

        "Tax Event" means the receipt by the trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by the trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

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  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to it;

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  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the receipt by the trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the trust of trust preferred securities.

        If and for so long as the trust is the holder of all the debt securities issued by us to it, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject, including as a result of a Tax Event.

Redemption Procedures

        Trust preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the proceeds from the contemporaneous redemption of the debt securities held by the trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities."

        If the trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

        If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the trust common securities shall be made unless all amounts due in respect of the trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the trust agreement until the effects of all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. See "—Events of Default" and "Description of Debt Securities—Events of Default." Until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        In the event of any liquidation of the trust, the prospectus supplement will state the amount payable on the trust preferred securities as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by the trust.

        The holders of all the outstanding trust common securities of the trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by the trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities.

        Pursuant to the trust agreement, unless the prospectus supplement states otherwise, the trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

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  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

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  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

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  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "—Redemption"; and

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  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If dissolution of the trust occurs as described in the first, second or fourth bullet-point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of the trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "—Subordination of Trust Common Securities."

        After the liquidation date is fixed for any distribution of debt securities we have issued to the trust,

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  the trust preferred securities will no longer be deemed to be outstanding,

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  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

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  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

        If we do not redeem the debt securities we have issued to the trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by the trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

        There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

        In connection with the issuance of trust preferred securities by the trust, we will agree:

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  to continue to hold, directly or indirectly, 100% of the trust common securities of the trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

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  not to voluntarily dissolve, wind up or liquidate the trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of the trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

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  to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

        Unless the prospectus supplement states otherwise, we will also agree that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

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  payments under any guarantee executed and delivered by us concurrently with the issuance of the trust preferred securities;

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  any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

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  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

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  we are in default with respect to our payment of any obligations under the guarantee executed and delivered by us concurrently with the issuance of the trust preferred securities; or

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  an extension period is continuing.

        We will also agree that, if and for so long as the trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by the trust and the trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by the trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

        Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by the trust under the trust agreement:

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  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

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  default by the trust in the payment of any redemption price of any trust security issued by the trust when it becomes due and payable;

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  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;

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  the occurrence of an event of default under the applicable indenture relating to the debt securities held by the trust (see "Description of Debt Securities—Events of Default");

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  the occurrence of events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

  •
  the occurrence of events of bankruptcy or insolvency with respect to the trust specified in the trust agreement, including, without limitation, the filing of a petition under any applicable bankruptcy, insolvency, reorganization or other similar law, being adjudged a bankrupt, the consent to the institution of bankruptcy or insolvency proceedings against it, an assignment for the benefit of creditors or the taking of other corporate actions in furtherance of the foregoing.

        Within five business days after the occurrence of certain events of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of trust securities and the administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

        The trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the trust preferred securities.

        The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by the trust may waive any past default under the trust agreement except:

  •
  a default in the payment of any distribution when it becomes due and payable or any redemption price;

  •
  a default with respect to certain covenants and provisions of the trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security; and

  •
  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the trust agreement.

        If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the debt securities issued by us to the trust, the trust preferred securities will have a preference over the trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See "—Subordination of Trust Common Securities," "—Liquidation Distribution Upon Dissolution" and "Description of Debt Securities—Events of Default."

        We must furnish annually to the property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the trust agreement. Also, the administrators for the trust must file, on behalf of the trust, a statement as to our compliance with all conditions and covenants under the trust agreement.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantee—Amendments and Assignment"

and as otherwise required by law and the trust agreement, the holders of the trust preferred securities issued by the trust will have no voting rights.

        The trust agreement may be amended from time to time by the holders of a majority in liquidation amount of the trust common securities and the property trustee, without the consent of the holders of the trust preferred securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent as may be necessary to ensure that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act; or

  •
  to reflect the appointment of a successor trustee.

        The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

        Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

        So long as any debt securities are held by the trust, the property trustee will not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the debt securities;

  •
  waive any past default that is waivable under the applicable indenture;

  •
  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

  •
  consent to any amendment, modification or termination of the applicable indenture or the debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities.

        A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

        Any required approval of holders of trust preferred securities issued by the trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the trust agreement.

        No vote or consent of the holders of trust preferred securities issued by the trust will be required to redeem and cancel the trust preferred securities in accordance with the trust agreement. See above under "—Redemption."

        Notwithstanding that holders of trust preferred securities issued by the trust are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us, the property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the debt securities and the holders of the debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities shall have this right.

        If an event of default has occurred and is continuing under the trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

        We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

  •
  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

  •
  no termination of the applicable indenture may occur, and

  •
  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the debt securities have been paid in full and certain other conditions are satisfied.

        With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

        The property trustee or the Delaware trustee of the trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of the outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the trust agreement. The trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as

  •
  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  •
  the successor entity has a purpose substantially identical to that of the trust;

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  •
  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

        Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

        In the trust agreement, we have agreed to pay:

  •
  all debts and other obligations, other than with respect to the trust securities issued by the trust, and all costs and expenses of the trust, including the costs and expenses relating to the organization of the trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

  •
  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities issued by the trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

        The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by the trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, the administrators, the property trustee and the holders of trust common securities issued by the trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that the administrators, the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive or similar rights.

        The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

        The trust agreement and the trust preferred securities will be governed by Delaware law.

DESCRIPTION OF GUARANTEE

        The guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by the trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities issued by the trust. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantee. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by the trust, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

  •
  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

  •
  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

        The guarantee will be an irrevocable guarantee of the payment obligations of the trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

        If we do not make payments on the debt securities held by the trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The prospectus supplement will describe the ranking of the guarantee. See "—Status of the Guarantee." The guarantee does not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

        We have, through the guarantee, the trust agreement (including our agreement to pay the expenses of the trust contained in the trust agreement), the debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantee."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of ours. The prospectus supplement will describe the ranking of the guarantee.

        The guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid or distributed by the trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if the other default remains unremedied for 30 days.

        The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        The guarantee provides that:

  •
  we will not consolidate with or merge into any other entity,

  •
  we shall not convey, transfer or lease all or substantially all of our properties and assets to any other entity, and

  •
  no entity will consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us,

        unless

  •
  either we are the continuing corporation, or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes our obligations under the guarantee,

  •
  immediately after giving effect thereto, no event or default under the guarantee agreement and no event which, after notice or lapse of time or both, would become an event of default under the guarantee agreement, has happened and is continuing, and

  •
  certain other conditions as prescribed in the guarantee agreement are met.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the trust, and upon distribution of the debt securities to the holders of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
DEBT SECURITIES AND GUARANTEE

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities issued by the trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the debt securities, the applicable indenture, the trust agreement (including our agreement to pay the expenses of the trust, except payments in respect of the trust securities, contained in the trust agreement) and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by the trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of the trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to the trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. The guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by the trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

        As long as payments are made when due on the debt securities issued to the trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by the trust, primarily because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the trust securities; and

  •
  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        Under the circumstances set forth under "Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

        A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. See "Description of Guarantee."

Limited Purpose of Trust

        The trust preferred securities issued by the trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from the trust, or from us under the guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of the trust, other than any dissolution involving the distribution of the debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of the trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities, first mortgage bonds (other than any senior debt mortgage bonds), senior unsecured debt securities and subordinated debt securities (other than, in each case, debt securities issued to a trust), preferred stock and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

  (1)
  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days;

  (2)
  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

  (3)
  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC:

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers;

  •
  directly;

  •
  through agents; or

  •
  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-

dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities (except the trust preferred securities) for us and Richards, Layton & Finger, P.A., as special Delaware counsel for the trust and us, will pass upon the validity of the trust preferred securities for the trust and us. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop Shaw Pittman LLP regularly represents us in connection with various matters.

EXPERTS

        The financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The statements as to matters of law or legal conclusions expressed under the caption "Description of First Mortgage Bonds—Security" in this prospectus have been reviewed by Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and are set forth in this prospectus in reliance on the authority of Mr. Sullivan as an expert.

$425,000,000

6.40% Senior Secured Notes due 2017

Prospectus Supplement
June 12, 2007

BNY Capital Markets, Inc.
Goldman, Sachs & Co.
UBS Investment Bank

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
UNION ELECTRIC COMPANY
RECENT DEVELOPMENTS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
CAPITALIZATION
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF SENIOR SECURED NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS
TABLE OF CONTENTS
UNION ELECTRIC COMPANY
UNION ELECTRIC CAPITAL TRUST I
WHERE YOU CAN FIND MORE INFORMATION
RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
DESCRIPTION OF SENIOR SECURED DEBT SECURITIES
DESCRIPTION OF FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEE
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEE
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS